Exhibit 5.1


                           Weil, Gotshal & Manges LLP
                                   Suite 2100
                               701 Brickell Avenue
                            Miami, Florida 33131-2861
                               FAX: (305) 374-7159



                                November 30, 2001








Elizabeth Arden, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida 33014

Ladies and Gentlemen:


                  We have acted as counsel to Elizabeth Arden, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3, Registration No. 333-73416 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 209,853 warrants to purchase the Company's common stock, $0.01 par value (the "Warrants"), as well as the registration of 209,853 shares of the Company's common stock, $0.01 par value, underlying such Warrants (the "Common Stock").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation"), the Amended and Restated By-laws of the Company, the Warrant Agreement, dated as of January 23, 2001, between the Company and Mellon Investor Services LLC, as warrant agent (the "Warrant Agreement"), the Warrant Registration Rights Agreement, dated as of January 23, 2001, between the Company and Credit Suisse First Boston, Cayman Island Branch and Fleet Corporate Finance Inc., the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established,

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November 30, 2001
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we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. The Warrants issued pursuant to the Warrant Agreement have been duly authorized and are validly issued, fully paid and nonassessable.

                  2. The Common Stock has been duly authorized and, when issued and paid for as contemplated by the Warrant Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights pursuant to law or in the Articles of Incorporation.

                  The opinions expressed herein are limited to the corporate laws of the State of Florida and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

                  We hereby consent to all references to our firm included in the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.


                                                  Very truly yours,

                                                  /s/ Weil, Gotshal & Manges LLP



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November 30, 2001
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[on file copy only]


Prepared by:               Stuart Morrissy (2956)
                           Erika Stelwagon (2011)


Signed by:                 Rod Miller
                           Barbara Overton


Reviewed by:               David P. Stone